                                                       EX-99.B(j)invconsent

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to
Registration Statement No. 333-64172 on Form N-1A of Waddell & Reed
InvestEd Portfolios, Inc. of our report dated February 8, 2002 appearing in the Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the caption "Custodial and
Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which also is a part of such Registration Statement.

/s/Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
April 25, 2002